                                                                    EXHIBIT 99.1

[CDI LOGO]                                                          PRESSRELEASE

      www.caldive.c Cal Dive International, Inc. - 400 N. Sam Houston Parkway E., Suite 400 - Houston, TX 77060-3500 - 281-618-0400 - fax: 281-618-0505

FOR IMMEDIATE RELEASE                                                     04-010

                                                           CONTACT: JIM NELSON
DATE: MAY 3, 2004                                          TITLE: VICE CHAIRMAN


               CAL DIVE REPORTS FIRST QUARTER EARNINGS OF 36 CENTS

HOUSTON, TX - Cal Dive International, Inc. (Nasdaq: CDIS) reported record first quarter net income of $13.6 million, or $0.36 per diluted share, an increase of 125% over year ago net income of $6.0 million or $0.16 per diluted share. Approximately 3 cents of current quarter earnings per share are attributable to a portion of the Q4000 construction costs qualifying for the Research & Development tax credit. First quarter revenues of $120.7 million increased 36% over the year ago quarter due to improved levels of oil and gas production and DP vessel utilization.

Owen Kratz, Chairman and Chief Executive Officer of Cal Dive, stated, "Record oil and gas production of 10 BCFe reflects three aspects of our strategy to grow the scope of our oil and gas business: well exploitation to enhance production from mature properties, successful PUD developments, and initial production from CDI's interest in the deepwater Gunnison field. We are aggressively pursuing a fourth element of this strategy: exporting the ERT model to other basins of the world.

"Our Marine Contracting people did a great job securing 87% utilization for the four large DP vessels added to the fleet in 2002 (the Q4000, Seawell, Intrepid and Eclipse). This utilization enabled our contracting business to generate positive returns in a quarter when weather typically limits activity in our two major markets."

Mr. Kratz continued, "The record earnings in the first quarter were achieved without any contribution from our new business segment, the ownership of production facilities. Mechanical completion of the Marco Polo TLP was established March 13. This event triggers the monthly fixed demand charge in the second quarter, with tariff-related income expected around the end of June. A binding Memorandum of Understanding has been signed to process production from the nearby K2 field and we are actively involved in negotiations to tie back production from other fields in the vicinity."

Cal Dive International, Inc., headquartered in Houston, Texas, is an energy service company specializing in well operations and subsea construction. CDI operates a fleet of technically advanced marine construction vessels and robotics worldwide and conducts salvage operations in the Gulf of Mexico. Energy Resource Technology, Inc., a wholly owned subsidiary, acquires and operates mature and non-core offshore oil and gas properties.

This press release and accompanying shareholder report contain forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; as described from time to time in our reports filed with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K for the year ending December 31, 2003. We assume no obligation and do not intend to update these forward-looking statements.

                          CAL DIVE INTERNATIONAL, INC.


           COMPARATIVE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  Three Months Ended Mar. 31,
                                                                 -----------------------------
(000's omitted, except per share data)                               2004              2003
------------------------------------------------------------     ------------     ------------
                                                                           (unaudited)
Net Revenues:
    Marine Contracting                                           $     65,519     $     54,229
    Oil and Gas Production                                             55,195           34,671
                                                                 ------------     ------------
       Total Revenues                                                 120,714           88,900
Cost of Sales:
    Marine Contracting                                                 61,547           54,243
    Oil and Gas Production                                             27,426           15,461
                                                                 ------------     ------------
Gross Profit                                                           31,741           19,196
    Selling and Administrative                                         11,158            8,953
                                                                 ------------     ------------
Income from Operations                                                 20,583           10,243
    Interest Expense (Income), net & Other                              1,555            1,101
                                                                 ------------     ------------
Income Before Income Taxes                                             19,028            9,142
    Income Tax Provision                                                5,019            3,291
                                                                 ------------     ------------
Income Before Change in Accounting Principle                           14,009            5,851
    Cumulative Effect of Change in Accounting Principle, net                0              530
                                                                 ------------     ------------
Net Income                                                             14,009            6,381
    Preferred Stock Dividends and Accretion                               364              343
                                                                 ------------     ------------
Net Income Applicable to Common Shareholders                     $     13,645     $      6,038
                                                                 ============     ============
Other Financial Data:
    Income from Operations                                       $     20,583     $     10,243
    Depreciation and Amortization:
        Marine Contracting                                              8,900            7,825
        Oil and Gas Production                                         17,500            8,203
                                                                 ------------     ------------
    EBITDA (1)                                                   $     46,983     $     26,271
                                                                 ============     ============
Weighted Avg. Shares Outstanding:
    Basic                                                              37,946           37,553
    Diluted                                                            39,150           37,601
                                                                 ============     ============
Earnings Per Share:
    Basic                                                        $       0.36     $       0.16
    Diluted                                                      $       0.36     $       0.16
                                                                 ============     ============

(1) The Company calculates EBITDA as earnings before net interest expense, taxes, depreciation and amortization. EBITDA is a supplemental non-GAAP financial measurement used by CDI and investors in the marine construction industry in the evaluation of its business due to the measurement being similar to performance of operations.


                COMPARATIVE CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
(000'S omitted)                              Mar. 31, 2004    Dec. 31, 2003
----------------------------------------     -------------    -------------
                                              (unaudited)
Current Assets:
     Cash and equivalents                    $       7,252    $       8,811
     Accounts receivable                           101,077           96,607
     Other current assets                           28,066           25,232
                                             -------------    -------------
Total Current Assets                               136,395          130,650

Net Property & Equipment:
     Marine Contracting                            422,971          420,834
     Oil and Gas                                   188,273          197,969
Production Facilities - Deepwater Gateway           40,653           34,517
Goodwill                                            82,433           81,877
Other assets, net                                   18,223           16,995
                                             -------------    -------------
Total Assets                                 $     888,948    $     882,842
                                             =============    =============

LIABILITIES & SHAREHOLDERS' EQUITY
                                          Mar. 31, 2004          Dec. 31, 2003
                                         ---------------        ---------------
                                           (unaudited)
Current Liabilities:
   Accounts payable                      $        39,787        $        50,897
   Accrued liabilities                            49,390                 36,850
   Current mat of L-T debt                        31,732(2)              16,199
                                         ---------------        ---------------
Total Current Liabilities                        120,909                103,946

Long-term debt                                   172,614                206,632
Deferred income taxes                             95,063                 89,274
Decommissioning liabilities                       75,141                 75,269
Other long term liabilities                        1,330                  2,042
Convertible preferred stock                       24,652                 24,538
Shareholders' equity                             399,239                381,141
                                         ---------------        ---------------
Total Liabilities & Equity               $       888,948        $       882,842
                                         ===============        ===============

(2) Reflects $15.9 million relating to the Company's revolving credit facility (which expires February 2005). A new revolving credit facility is currently being negotiated and should be in place later this year.